                                                                    Exhibit 10.7

                          AMENDED AND RESTATED LEASE


                                by and between



                               KLEARFOLD, INC.,

                                   as Tenant


                                      AND



                               MELVIN B. HERRIN,

                                  as Landlord



                                 June 7, 1996

                                      (i)

SECTION 1. Reference Information................................... 1
    Section 1.1. Reference Information............................. 1
    Section 1.2. Exhibit........................................... 2
SECTION 2 Premises and Term........................................ 2
    Section 2.1. Premises.......................................... 2
    Section 2.2. Term.............................................. 2
    Section 2.3. Option to Extend Term............................. 2
SECTION 3 Condition of Premises.................................... 3
    Section 3.1. Condition of Premises............................. 3
SECTION4 Fixed Rent................................................ 3
    Section 4.1. The Fixed Rent.................................... 3
    Section 4.2 Producer Price Index Rate.......................... 3
SECTION 5 Real Estate and Other Taxes.............................. 4
    Section 5.1. Real Estate Taxes................................. 4
SECTION 6 Insurance................................................ 5
    Section 6.1. Tenant's Insurance................................ 5
    Section 6.2. Requirements Applicable to Insurance Policies..... 6
    Section 6.3. Waiver of Subrogation............................. 6
SECTION 7 Utilities................................................ 7
    Section 7.1. Utilities......................................... 7
SECTION 8 Tenant's Covenants....................................... 7
    Section 8.1. Repair and Maintenance............................ 7
    Section 8.2. Use............................................... 7
    Section 8.3. Compliance with Law and Insurance
                 Requirements...................................... 7
    Section 8.4. Tenant's Work..................................... 8
    Section 8.5. Indemnity......................................... 9
    Section 8.6. Landlord's Right to Enter......................... 9
    Section 8.7. Personal Property at Tenant's Risk................ 9
    Section 8.8. Payment of Landlord's Cost of Enforcement.........10
    Section 8.9. Yield up..........................................10
    Section 8.10. Estoppel Certificate.............................10
    Section 8.11. Holding Over.....................................11
    Section 8.12. Assignment and Subletting........................11
    Section 8.13. Overloading and Nuisance.........................12
    Section 8.14. Signs............................................12
SECTION 9 Casualty or Taking.......................................12
    Section 9.1.  Termination......................................12
    Section 9.2.  Restoration......................................13
SECTION 10 Default.................................................14
    Section 10.1. Events of Default................................14
    Section 10.2. Remedies.........................................14
    Section 10.3. Remedies Cumulative..............................15
    Section 10.4. Landlord's Right to Cure Defaults................15

                                     (ii)

     Section 10.5.  Effect of Waivers of Default...................15
     Section 10.6.  No Accord and Satisfaction.....................16
     Section 10.7.  Interest on Overdue Sums.......................16
SECTION 11 Superiority of Lease; Option to Subordinate.............16
     Section 11.1.  Superiority of Lease; Option to Subordinate....16
SECTION 12 Miscellaneous Provisions................................17
     Section 12.1.  Notices from One Party to the Other............17
     Section 12.2.  Quiet Enjoyment................................17
     Section 12.3.  Lease Not to Be Recorded; Notice of Lease......17
     Section 12.4.  Bind and Inure.................................17
     Section 12.5.  Acts of God....................................18
     Section 12.6.  Landlord's Default.............................18
     Section 12.7.  Permitted Contests.............................18
     Section 12.8.  Miscellaneous..................................18

                          AMENDED AND RESTATED LEASE

     This Amended and Restated Lease amends and restates that certain Lease Agreement between Tenant and Landlord dated July 1, 1985, as modified by letter agreement dated December 15, 1994.

                       SECTION 1. Reference Information

          Section 1.1. Reference Information. Reference in this Lease to any of the following shall have the meaning set forth below:

     Date of This Lease: June __, 1996

     Premises: The ________ acre lot (the "Lot") described on Exhibit A attached hereto, together with the building and other improvements therein (the "Building"), situated at 364 Valley Road, Warrington, Pennsylvania.

     Landlord: Melvin B. Herrin

     Address of Landlord: Suite 102, 110 Gibraltar Road, Horsham, Pennsylvania 19044

     Tenant: Klearfold, Inc., a Pennsylvania corporation

     Address of Tenant:  364 Valley Road, Warrington, Pennsylvania 18976

     Term Commencement Date: June 7, 1996

     Term Expiration Date: December 31, 2005

     Extension Term: One five-year additional term from January 1, 2006 to December 31, 2010

     Annual Fixed Rental Rate:

     From Commencement Date   $336,203.88
     to December 31, 2000     (i.e., $28,016.99 per month)

     From January 1, 2001 to  Annual Fixed Rental Rate calculated
     December 31,  2005       pursuant to Section 4.2, as of the
                              commencement of each calendar year.

     During Extension Term    Annual Fixed Rental Rate calculated
                              pursuant to Section 4.2, as of the
                              commencement of each calendar year.

     Fixed Rental: The annual fixed rent calculated in accordance with the Annual Fixed Rental Rate.

     Permitted Uses: Tenant's manufacturing operations, office space, warehousing of inventory and related uses.

     Liability Insurance Limit:

          Bodily Injury            Combined single per occurrence limit
          and Property             of $2,000,000 for bodily injury and
          Damage:                  property damage

          Section 1.2. Exhibit. The following Exhibit is attached to and incorporated in this Lease:

     Exhibit A: Description of Lot

                          SECTION 2 Premises and Term

          Section 2.1. Premises. Landlord hereby leases and demises the Premises to Tenant and Tenant hereby leases the Premises from Landlord, subject to the terms and provisions of this Lease.

          Section 2.2. Term. TO HAVE AND TO HOLD for an original term beginning on the Term Commencement Date and continuing until the Term Expiration Date, unless sooner terminated as hereinafter provided.

          Section 2.3. Option to Extend Term. Tenant shall have the option to extend the term of this Lease for the Extension Term as to the Premises, provided Tenant shall have given written notice to Landlord of its exercise of such option not less than nine months prior to the expiration of the original term. All of the terms and provisions of this Lease shall be applicable during the Extension Term except that Tenant shall have no option to extend the term of the Lease beyond the Extension Term.

                        SECTION 3 Condition of Premises

          Section 3.1. Condition of Premises. Tenant agrees to accept the Premises in its present "as is" condition.

                             SECTION 4 Fixed Rent

          Section 4.1. The Fixed Rent. Tenant shall pay rent to Landlord at the Address of Landlord or at such other place or to such other person or entity as Landlord may by notice to Tenant from time to time direct, at the Annual Fixed Rental Rate set forth in Section 1, in equal installments equal to one-twelfth (1/12) of the Fixed Rental in advance on the first day of each calendar month included in the term, and for any portion of a calendar month at the beginning or end of the term, at the rate payable in advance for such portion.

          Section 4.2 Producer Price Index Rate. For purposes hereof, the "Producer Price Index" shall mean the national Producer Price Indexes for Finished Goods as published monthly by the Bureau of Labor Statistics of the U.S. Department of Labor with such index equal to 100 for the year 1982.

     Effective as of January 1, 2001, the Fixed Rental for the Premises, shall be increased in proportion to the percentage increase in the Producer Price Index by comparing the Producer Price Index for December, 1995 with the Producer Price Index for December, 2000.

     The increased Fixed Rental shall be determined by multiplying a fraction in which the December, 1995 Producer Price Index is the denominator and the December, 2000 Producer Price Index is the numerator against the $336,203.88 annual Fixed Rental to determine the new Fixed Rental. The Fixed Rental, so determined, shall be effective for the period January 1, 2001 through December 31, 2001.

     Thereafter, during the remainder of the current term of this Lease
(the period from January 1, 2002 through December 31, 2005), the Fixed
Rental for the Premises shall be increased annually, based upon the percentage increase in the Producer Price Index. For the period January
1, 2002 through December 31, 2002, the calculation shall be made as in the immediately preceding paragraph except that the numerator shall be the Producer Price Index for December, 2001 and the denominator shall be the Producer Price Index for December, 1995 with the fraction multiplied against the $336,203.88 annual Fixed Rental. For the period January 1, 2003, through December 31, 2003, the numerator shall be the Producer Price Index for December, 2002; and for the period January 1, 2004 through December 31, 2004, the numerator shall be the Producer Price Index for December, 2003; and for the period January 1, 2005 through December 31, 2005, the numerator shall be the Producer Price Index for December 2004; and, if the Extension Term option has been exercised pursuant to Section 2.3, for the period January 1, 2006 through December 31, 2006, the numerator shall be the Producer Price Index for December, 2005; for the period January 1, 2007 through December 31, 2007, the numerator shall be the Producer Price Index for December, 2006; for the period January 1, 2008 through December 31, 2008, the numerator shall be the Producer Price Index for December, 2007; for the period January 1, 2009 through December 31, 2009, the numerator shall be the Producer Price Index for December, 2008; and for the period January 1, 2010 through December 31, 2010, the numerator shall be the Producer Price Index for December, 2009. In each case, the denominator shall be the Producer Price Index for December, 1995 and, in each case, the fraction shall be multiplied against the $336,203.88 annual Fixed Rental.

     In the event that the calculation of the Fixed Rental pursuant to this
Section 4.2 results in the reduction of the Fixed Rental, then the Fixed Rental shall not be reduced but, for the period until the next rent adjustment shall be calculated, shall be maintained at the level at which it was just prior to the calculation which would have otherwise resulted in a reduction of the Fixed Rental.

                                    LEASES

                     SECTION 5 Real Estate and Other Taxes

          Section 5.1. Real Estate Taxes. Tenant shall pay to the appropriate taxing or governmental authority all taxes, assessments (special, betterment or otherwise), levies, fees, water and sewer rents and charges, and all other government levies and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time prior to or during the term hereof, imposed or levied upon or assessed against the Lot or Building (collectively "taxes and assessments" or if singular "tax or assessment").

     If, by law, any tax or assessment is payable, or may at the option of the taxpayer be paid, in installments (whether or not any interest shall accrue on the unpaid balance of such tax or assessment), unless Tenant shall otherwise direct, Landlord shall elect to pay the same in installments over a period of time to be mutually agreed to by Landlord and Tenant but in no event longer than the longest amortization period available to the taxpayer, and only the installments thereof (and interest thereon) becoming due during the term shall be payable by Tenant hereunder.

     All payments shall be made by Tenant on or before the due date of such taxes and assessments, but in no event shall Tenant be liable for any payment until fifteen (15) days after Landlord shall have delivered the tax bill therefor to Tenant, and if any penalty or interest shall accrue because Landlord shall not have timely delivered any such bill to Tenant, Landlord shall pay such penalty or interest.

     Taxes or assessments shall not include any income taxes, excess profits taxes, excise taxes, franchise taxes, estate, succession, inheritance or transfer taxes.

                              SECTION 6 Insurance

          Section 6.1. Tenant's Insurance. Tenant shall maintain throughout the term the following insurance:

     (a) commercial general liability insurance for any injury to person or property occurring on the Premises, naming as insured Tenant, Landlord and such persons, including, without limitation, Landlord's managing agent, as Landlord shall designate from time to time, in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1, and, from time to time during the term, shall be for such higher limits as are reasonably required by Landlord;

     (b) workers' compensation insurance with statutory limits covering all of Tenant's employees working at the Premises;

     (c) all risk, special form property insurance on a replacement cost, agreed amount basis, in an amount not less than one hundred percent (100%) of the full insurable value of the Building, together with business interruption or rental loss coverage and, if Tenant so elects, flood coverage to the extent the same is available, insuring the Building and its rental value, with deductibles not to exceed $10,000 or one percent (1%) of the face amount of the policy, whichever is less, naming Landlord, Tenant, and Landlord's mortgagee as insureds, as their respective interests may appear; and

     (d) insurance against loss or damage from sprinklers and from leakage or explosions or cracking of boilers, pipes carrying steam or water, or both, pressure vessels or similar apparatus, in the so-called "broad form," in such amounts and with such deductibles as Tenant may reasonably consider appropriate, and insurance against such other hazards and in such amounts as may from time to time be reasonably required by any bank, insurance company or other lending institution holding a mortgage on the Premises.

     For the purposes of this Section, "full insurable value" shall mean the actual cost of replacing the Building, without allowance for depreciation and exclusive of the cost of excavations, foundations and footings, as determined by the company issuing the insurance policy at the time of the policy issued. Not more frequently than once every two (2) years, either party shall have the right to notify the other party that it elects to have the full insurable value redetermined by the insurance company, and the insurance policy shall be adjusted according to the redetermination when made by the insurance company.

          Section 6.2. Requirements Applicable to Insurance Policies. All policies for insurance required under the provisions of Section 6.1 shall be obtained from responsible companies qualified to do business in the Commonwealth of Pennsylvania and in good standing therein, which companies and the amount of insurance allocated thereto shall be subject to Landlord's approval, such approval not to be unreasonably withheld or delayed. Tenant agrees to furnish Landlord with insurance company certificates of all such insurance and copies of the policies therefor prior to the Term Commencement Date and of each renewal policy at least thirty (30) days prior to the expiration of the policy it renews. Each such policy shall be noncancellable with respect to the interest of Landlord and such mortgagees without at least thirty (30) days' prior written notice thereto.

          Section 6.3. Waiver of Subrogation. All insurance which is carried by either party with respect to the Premises or to furniture, furnishings, fixtures or equipment therein or alterations or improvements thereto, whether or not required hereunder, shall include provisions which either designate the other party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury to the extent that such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the Commonwealth of Pennsylvania (even though extra premium may result therefrom) and without voiding the insurance coverage in force between the insurer and the insured party. On reasonable request, each party shall be entitled to have duplicates or certificates of policies containing such provisions. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing such provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance.

                              SECTION 7 Utilities

          Section 7.1. Utilities. Tenant shall make all arrangements for and shall pay before delinquent all charges for water, sewer, gas, electricity and other utilities or services used or consumed in the Premises, whether called charge, tax, assessment, fee or otherwise, including, without limitation, water and sewer use charges and taxes, if any. Landlord shall not be liable for any interruption or failure in the supply of any such utilities to the Premises unless due to the negligence or willful misconduct of Landlord, its employees or agents.

                         SECTION 8 Tenant's Covenants

          Section 8.1. Repair and Maintenance. Except as otherwise provided in
Section 9, Tenant shall keep the Premises in as good order, condition and repair as they are in on the Term Commencement Date or may be put in during the term, reasonable use and wear and tear excepted, and shall maintain and repair the exterior walls, roof, foundation, structural supports of the Building and heating, plumbing, electrical, air conditioning and mechanical systems of the Building and Premises to the extent necessary to keep the same in such condition. Tenant shall maintain and repair the landscaped areas, curbs, cellar doors, awnings and parking areas, sidewalks and driveways, and shall clean and provide snowplowing for the same. Tenant shall keep in a safe, secure and sanitary condition all trash and rubbish temporarily stored at the Premises and shall arrange for and be responsible for all of the costs of a trash and rubbish removal service in connection with Tenant's use of the Premises.

          Section 8.2. Use. Tenant shall use the Premises only for the Permitted Uses and shall from time to time procure all licenses and permits necessary therefor at Tenant's sole expense.

          Section 8.3. Compliance with Law and Insurance Requirements. Tenant shall make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority arising from Tenant's use of the Premises and shall keep the Premises equipped with all safety appliances so required. Tenant shall not dump, flush, or in any way introduce any hazardous substances or any other toxic substances into the septic, sewage or other waste disposal system serving the Premises, or generate, store or dispose of hazardous substances in or on the Premises or dispose of hazardous substances from the Premises to any other location, other than in compliance with the Resource Conservation and Recovery Act of 1976, 42 U.S.C. (S)6901 et seq., and all other applicable federal, state or local codes, regulations, ordinances and laws. Tenant shall comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises. "Hazardous substances" as used in this Section shall mean "hazardous substances" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.
(S)9601 et seq. and regulations adopted pursuant to such Act.

     Landlord may, if it so elects, make any of the repairs, alterations, additions or replacements referred to in this Section 8.3 which affect the Building structure or the Building systems, and Tenant shall reimburse Landlord for the reasonable cost thereof on demand.

     Tenant will provide Landlord, from time to time upon Landlord's request, with all records and information regarding any hazardous substance maintained on the Premises by Tenant.

     Landlord shall have the right, at Tenant's expense, to make such inspections as Landlord shall reasonably elect from time to time to determine if Tenant is complying with this Section.

     Tenant shall comply promptly with the recommendations of any insurer which may be applicable to the Premises by reason of Tenant's use thereof. In no event shall any activity be conducted by Tenant on the Premises which may give rise to any cancellation of any insurance policy or make any insurance unobtainable.

          Section 8.4. Tenant's Work. Tenant shall have the right, at any time and from time to time during the term of this Lease, at its own cost and expense, to make such installations, alterations, additions or improvements in or to the Premises as Tenant may elect, provided, however, that Tenant shall not construct any additions to the existing Building or erect any new buildings without on each occasion obtaining the prior written consent of Landlord, such consent not to be unreasonably withheld or delayed. Any such work so approved by Landlord shall be performed only in accordance with plans and specifications therefor approved by Landlord. Tenant shall procure at Tenant's expense all necessary permits and licenses before undertaking any work on the Premises and shall perform all such work in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws and with all applicable insurance requirements. Tenant shall keep the Premises at all times free of liens for labor and materials. Tenant shall save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work. Landlord may inspect the work of Tenant at reasonable times and give notice of observed defects.

          Section 8.5. Indemnity. Tenant shall defend, with counsel approved by Landlord, all actions against Landlord, any partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord, ("Indemnified Parties") with respect to, and shall pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from (a) injury to or death of any person, or damage to or loss of property, occurring in the Premises or connected with the use, condition or occupancy of any thereof unless caused by the negligence of Landlord or its servants, agents or contractors, (b) violation of this Lease by Tenant, including any violations of Section 8.3, or (c) any act, fault, omission, or other misconduct of Tenant or its agents, contractors, licensees, sublessees or invitees.

          Section 8.6. Landlord's Right to Enter. Tenant shall permit Landlord and its agents to enter into the Premises at reasonable times and upon reasonable notice to examine the Premises, make such repairs and replacements as Landlord shall be required to perform, or show the Premises to prospective purchasers and lenders, and, during the last six months of the term, to show the Premises to prospective tenants and to keep affixed in suitable places notices of availability of the Premises.

          Section 8.7. Personal Property at Tenant's Risk. All furnishings, fixtures, machinery, equipment, effects and property of every kind of Tenant and of all persons claiming by, through or under Tenant which may be on the Premises shall be at the sole risk and hazard of Tenant and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes or other pipes, by theft or from any other cause, no part of such loss or damage shall be charged to or to be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant for any injury, loss, damage or liability (i) not covered by Tenant's insurance to the extent prohibited by law, or (ii) caused by the negligence of Landlord, its employees, agents or contractors. Tenant shall insure Tenant's personal property. Tenant shall have the right to move its trade fixtures, machinery and equipment at the termination of the Lease, including, without limitation, anything affixed to the Premises by Tenant at its expense for purposes of trade, manufacture, ornamentation or domestic use.

          Section 8.8. Payment of Landlord's Cost of Enforcement. Tenant shall pay, on demand, Landlord's expenses, including reasonable attorneys' fees, incurred in enforcing any obligation of Tenant under this Lease or in curing any default by Tenant under this Lease as provided in Section 10.4.

          Section 8.9. Yield up. At the expiration of the term or earlier termination of this Lease, Tenant shall surrender all keys to the Premises, remove all of its trade fixtures, machinery and equipment and personal property in the Premises, remove all Tenant's signs wherever located, repair all damage caused by such removal and yield up the Premises (including all installations and improvements made by Tenant except for trade fixtures, machinery, equipment, and Tenant's personal property) broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises under this Lease, wear and tear and casualty excepted. Any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and for use and occupancy during the period after the expiration of the term and prior to Tenant's performance of its obligations under this Section 8.9.

          Section 8.10. Estoppel Certificate. Each of the parties shall upon not less than ten (10) business days' prior notice by the other, execute, acknowledge and deliver to such other party a statement in writing certifying that this Lease is unmodified and in full force and effect and that, except as stated therein, the signer of such certificate has no knowledge of any defenses, offsets or counterclaims against Tenant's obligations to pay the Fixed Rental and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Fixed Rental and other charges have been paid and a statement that such other party is not in default hereunder (or if in default, the nature of such default, in reasonable detail). Any such statement delivered pursuant to this Section 8.10 may be relied upon by the party requesting it or by any prospective mortgagee, purchaser, assignee or subtenant.

          Section 8.11. Holding Over. Tenant shall vacate the Premises immediately upon the expiration or sooner termination of this Lease. If Tenant shall retain possession of the Premises or any part thereof after the termination of the term without Landlord's express consent, Tenant shall pay Landlord rent at the monthly rate specified in Section 1 for the time Tenant so remains in possession and, in addition thereto, shall pay Landlord for all direct damages, sustained by reason of Tenant's retention of possession. The provisions of this Section shall not exclude Landlord's rights of reentry or any other right hereunder, including, without limitation, the right to refuse the monthly rent and instead to remove Tenant through summary proceedings for holding over beyond the expiration of the term of this Lease.

          Section 8.12. Assignment and Subletting. Tenant shall not assign, transfer, mortgage or pledge this Lease or grant a security interest in Tenant's rights hereunder or sublease all or any part of the Premises or suffer or permit this Lease or the leasehold estate hereby created or any other rights arising under this Lease to be assigned, transferred or encumbered, in whole or in part, without the prior written consent of the Landlord, such consent not to be unreasonably withheld or delayed. Any attempted assignment, transfer, mortgage, pledge, grant of security interest, sublease or other encumbrance, except with prior written approval thereof from Landlord, shall be void. No assignment, transfer, mortgage, grant of security interest, sublease or other encumbrance, whether or not approved, and no indulgence granted by Landlord to any assignee or sublessee, shall in any way impair the continuing primary liability (which after an assignment shall be joint and several with the assignee) of Tenant hereunder, and no approval in a particular instance shall be deemed to be a waiver of the obligation to obtain Landlord's approval in any other case. Notwithstanding the foregoing, Tenant may enter into any of the following transfers without obtaining the prior written consent of Landlord:

          (a) Tenant may sublease all or part of the Premises or assign its interest in this Lease to any corporation which controls, is controlled by, or is under common control with the original Tenant to this Lease by means of an ownership interest of more than 50%;

          (b) Tenant may assign its interest in this Lease to a corporation which results from a merger, consolidation or other reorganization in which Tenant is not the surviving corporation;

          (c) Tenant may assign this Lease to a corporation which purchases or otherwise acquires all or substantially all of the assets of Tenant; and

          (d) Tenant may mortgage and/or pledge this Lease and the leasehold estate created hereby to The First National Bank of Boston, as Collateral Agent for a syndicate of lenders under that certain Revolving Credit and Term Loan Agreement to be entered into with Tenant, pursuant to which such lenders have agreed to make revolving credit loans and term loans to Tenant in an aggregate amount not to exceed $43,000,000.

          Section 8.13. Overloading and Nuisance. Tenant shall not injure, overload, deface or otherwise harm the Premises, commit any nuisance, permit the emission of any objectionable noise, vibration or odor, make, allow or suffer any waste or make any use of the Premises which is contrary to any law or ordinance or which will invalidate any of Landlord's insurance.

          Section 8.14. Signs. Tenant at its cost shall have the right to place, construct and maintain on the Premises one or more signs advertising its business on the Premises. Any sign that Tenant shall erect shall comply with all laws and applicable governmental regulations and Tenant shall obtain any approval required by such laws.

                         SECTION 9 Casualty or Taking

          Section 9.1. Termination. In the event that greater than twenty-five percent (25%), or such lesser percentage in the event that the suitability of the Premises for Tenant's use is adversely affected thereby, of the ground floor area of the Building or the Lot shall be taken by any public authority or for any public use or destroyed by the action of any public authority (a "Taking") then this Lease may be terminated by either Landlord or Tenant effective on the effective date of the Taking. In the event that, greater than 25%, or such lesser percentage in the event that the suitability of the Premises for Tenant's use is adversely affected thereby, of the Premises shall be destroyed or damaged by fire or casualty (a "Casualty") and if Tenant's architect, engineer or contractor shall determine that it will require in excess of one hundred twenty (120) days from the date of the Casualty to restore the Premises, this Lease may be terminated by Tenant by notice to Landlord within thirty (30) days after the casualty. In the case of a Taking, such election, which may be made notwithstanding the fact that Landlord's entire interest may have been divested, shall be made by the giving of notice by Landlord or Tenant to the other within thirty (30) days after Landlord or Tenant, as the case may be, shall receive notice of the Taking.

          Section 9.2. Restoration. In the event of a Taking or a Casualty, if neither Landlord nor Tenant exercises the election to terminate provided in
Section 9.1, this Lease shall continue in force and a just proportion of the Fixed Rental and other charges hereunder, according to the nature and extent of the damages sustained by the Premises, but in the case of a Casualty not in excess of an equitable portion of the net proceeds of insurance recovered by Landlord under the rental insurance carried pursuant to Section 6.1, shall be abated until the Premises, or what may remain thereof, shall be put by Tenant in proper condition for use subject to zoning and building laws or ordinances then in existence, which, unless Landlord or Tenant has exercised its option to terminate pursuant to Section 9.1, Tenant covenants to do with reasonable diligence at Tenant's expense. Tenant's obligations with respect to restoration shall not require Tenant to expend more than the net proceeds of insurance recovered plus the amount of any deductible for such Casualty or net damages awarded to Landlord for such Taking and made available for restoration by Landlord's mortgagees. "Net proceeds of insurance recovered" or "net damages awarded" refers to the gross amount of such insurance or damages less the reasonable expenses of Tenant and Landlord in connection with the collection of the same, including, without limitation, fees and expenses for legal and appraisal services.

     Notwithstanding the foregoing, in the event that Landlord's mortgagee does not permit the net proceeds of insurance recovered or net damages awarded for such Casualty or Taking to be made available to Tenant for restoration, or in the event the net proceeds of insurance recovered for such Casualty plus the amount of any deductible or the net damages awarded for such Taking shall be insufficient to fully restore the Premises, or in the event that the Casualty is not insured against under the policy of insurance required to be maintained by Tenant under Section 6.1, then Tenant shall have the right to terminate this Lease unless Landlord agrees to contribute the amount by which the actual costs of restoring the Premises exceed the net proceeds of insurance recovered or net damages awarded.

                              SECTION 10 Default

          Section 10.1. Events of Default. If

     (a) Tenant shall default in the performance of any of its obligations to pay the Fixed Rental or any other sum payable hereunder and if such default shall continue for ten (10) days after notice from Landlord designating such default;

     (b) within thirty (30) days after notice from Landlord to Tenant specifying any other default or defaults Tenant has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such correction to completion;

     (c) a petition is filed by Tenant for liquidation, or for reorganization or an arrangement or for any other relief under any provision of the Bankruptcy Code as then in force and effect; or

     (d) an involuntary petition under any of the provisions of the Bankruptcy Code is filed against Tenant and such involuntary petition is not dismissed within sixty (60) days thereafter,

then, and in any of such cases, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, and with or without process of law (forcibly, if necessary) enter into and upon the Premises or any part thereof in the name of the whole, or mail a notice of termination addressed to Tenant, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and upon such entry or mailing as aforesaid this Lease shall terminate, Tenant hereby waiving all statutory rights (including, without limitation, rights of redemption, if any) to the extent such rights may be lawfully waived.

          Section 10.2. Remedies. In the event that this Lease is terminated under any of the provisions contained in Section 10.1, Tenant shall remain liable and shall pay punctually to Landlord all the sums and shall perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the preceding sentence, Tenant shall be credited with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (a) relet the Premises or any part or parts thereof for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the term hereof and may grant such concessions and free rent as Landlord in its reasonable judgment considers advisable or necessary to relet the same and (b) make such alterations, repairs and decorations in the Premises as Landlord in its reasonable judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid. Alternatively, at the option of Landlord, in the event this Lease is so terminated, Landlord shall be entitled to recover forthwith from Tenant as liquidated damages and not a penalty, and in lieu of all other damages, the excess of the total rent reserved for the residue of the term over the fair market rental value of the Premises for the residue of the term, such excess to be discounted to present value at per annum rate equal to the Base Rate of The First National Bank of Boston then in effect.

          Section 10.3. Remedies Cumulative. Except as otherwise expressly provided herein, any and all rights and remedies which Landlord may have under this Lease and at law and equity shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time to the greatest extent permitted by law.

          Section 10.4. Landlord's Right to Cure Defaults. At any time following ten (10) days' prior notice to Tenant (except in cases of emergency when no notice shall be required), Landlord may (but shall not be obligated to) cure any default by Tenant under this Lease, and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorneys' fees, in curing a default shall be paid by Tenant to Landlord on demand, together with interest thereon at the rate provided in Section 10.7 from the date incurred by Landlord to the date of payment by Tenant.

          Section 10.5. Effect of Waivers of Default. Any consent or permission by Landlord to any act or omission which otherwise would be a breach of any covenant or condition herein, or any waiver by Landlord of the breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise operate to permit the same or similar acts or omissions except as to the specific instance. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord or of any of Landlord's remedies on account thereof, including its right of termination for such default.

          Section 10.6. No Accord and Satisfaction No acceptance by Landlord of a lesser sum than the Fixed Rental or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, unless Landlord elects by notice to Tenant to credit such sum against the most recent installment due. Any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge shall not be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy under this Lease or otherwise.

          Section 10.7. Interest on Overdue Sums. If Tenant shall fail to pay Fixed Rental or any other sum payable by Tenant to Landlord by the due date thereof (i.e., the due date disregarding any requirement of notice from Landlord or any period of grace allowed to Tenant), the amount so unpaid shall bear interest at a variable rate (the "Delinquency Rate") equal to two percent (2%) in excess of the base rate of The First National Bank of Boston from time to time in effect commencing with the due date and continuing through the day on which payment of such delinquent payment with interest thereon is paid. If such rate is in excess of any maximum interest rate permissible under applicable law, the Delinquency Rate shall be the maximum interest rate permissible under applicable law.

            SECTION 11 Superiority of Lease; Option to Subordinate

          Section 11.1. Superiority of Lease; Option to Subordinate. This Lease shall be superior to and shall not be subordinate to any mortgage on the Premises except that Landlord shall subordinate this

Lease to any mortgage of the Premises provided that the holder of record thereof shall enter into an agreement with Tenant, in such holder's customary form, by the terms of which such holder shall agree to (a) recognize the rights of Tenant under this Lease, (b) perform Landlord's obligations hereunder arising after the date of such holder's acquisition of title and (c) accept Tenant as tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise and Tenant shall agree to recognize the holder of such mortgage as Landlord in such event, which agreement shall be made expressly to bind and inure to the benefit of the successors and assigns of Tenant and of the holder and upon anyone purchasing the Premises at any foreclosure sale. Tenant agrees to execute and deliver any appropriate instruments necessary to carry out the agreements contained in this Section 11.1.

                      SECTION 12 Miscellaneous Provisions

          Section 12.1. Notices from One Party to the Other. All notices required or permitted hereunder shall be in writing and addressed, if to Tenant, at the Original Address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at the Original Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall be deemed duly given when delivered or tendered for delivery at such address.

          Section 12.2. Quiet Enjoyment. Landlord agrees that upon Tenant's paying the rent and performing and observing the terms, covenants, conditions and provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease.

          Section 12.3. Lease Not to Be Recorded; Notice of Lease. Tenant agrees that it will not record this Lease. Landlord and Tenant agree that, on the request of either, they will execute and record a notice or memorandum of lease in form reasonably acceptable to Landlord and Tenant.

          Section 12.4. Bind and Inure. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          Section 12.5. Acts of God. In any case where either party hereto is required to do any act, delays caused by or resulting from acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time," and such time shall be deemed to be extended by the period of such delay.

          Section 12.6. Landlord's Default. Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and unless within thirty (30) days after notice from Tenant to Landlord specifying such default Landlord has not commenced diligently to correct the default so specified or has not thereafter diligently pursued such correction to completion.

          Section 12.7. Permitted Contests. Tenant shall have the right to contest or review the amount or validity of all taxes and assessments and any repairs, alterations, additions, and improvements required by any law, rule, regulation or requirement of any public authority and the effect on the Premises or Tenant's use thereof of any laws, rules, regulations and requirements of any public authority by legal proceedings, or in such other manner as it may deem suitable (which, if instituted, Tenant shall conduct, if necessary or appropriate, in the name of and with the cooperation of Landlord). Landlord shall execute all documents necessary or appropriate to comply with the foregoing. Pending any such proceeding Tenant shall have the right to pay any taxes and assessments in the minimum amount (but not in excess thereof) required by law in order to maintain such proceeding. Notwithstanding the foregoing, however, Tenant shall promptly pay all taxes and assessments if at any time the Premises or any part thereof shall then be immediately subject to forfeiture or if Landlord shall be subject to any criminal liability arising out of the nonpayment thereof.

          Section 12.8. Miscellaneous. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. There are no prior oral or written agreements between Landlord and Tenant affecting this Lease.

     WITNESS the execution hereof under seal as of the day and year first above written.

                                                  TENANT:

                                                  KLEARFOLD, INC.

                                                  By: /s/ Scott Herrin
                                                     ---------------------------
                                                       Name: Scott Herrin
                                                       Title: President


                                                  LANDLORD:


                                                  /s/ Melvin B. Herrin
                                                  ------------------------------
                                                  Melvin B. Herrin

                                   Exhibit A
                                   ---------

                           Legal Description of Lot


ALL THAT CERTAIN tract of land situate in the Township of Warrington, County of Bucks, Commonwealth of Pennsylvania, bounded and described in accordance with a Final Plan of the Paul Valley Industrial Park made for Barnsel, Inc. by Engineering and Planning Associates, Inc. of Warrington, Pennsylvania, dated August 25, 1966, as follows, to wit:

BEGINNING at a point on the northwesterly right-of-way line of Valley Road (T-
381) (existing 33 feet wide, proposed 80 feet wide) said point being located South 41 degrees 36 minutes 45 seconds West 1,630.05 feet from the intersection of said Northwesterly right-of-way line of Valley Road and the Southwesterly right-of-way line of Street Road (LR 09040) (existing 80 feet wide, proposed 120
feet wide); THENCE the following courses and distances:   (1) Continuing to
follow aforementioned Northwesterly right-of-way line of Valley Road South 41 degrees 36 minutes 45 seconds West 421.06 feet to a point; (2) THENCE North 48 degrees 23 minutes 15 seconds West 721.42 feet to a point; (3) THENCE North 40 degrees 51 minutes 50 seconds East 421.10 feet to a point; (4) THENCE South 48 degrees 23 minutes 15 seconds East 726.92 feet to the first mentioned point and place of beginning.

CONTAINING therein 7 acres, more or less.

BEING LOT NO.5 as shown on the above mentioned plan.

BEING KNOWN AS 364 Valley Road

COUNTY PARCEL NO.50-31-33-6

TOGETHER with the free and common use, right, liberty and privilege of an access road at times hereafter, forever, in common with the owners, tenants and occupiers of said parcels of ground abutting same to the use thereof.